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                                                                 EXHIBIT 99.p(1)

                                   HARBOR FUND
                                       AND
                              HCA SECURITIES, INC.

                             RESTATED CODE OF ETHICS

I.     INTRODUCTION

       This Code of Ethics is divided into four parts. The first part contains the Statement of General Principles and Legal Requirements for Harbor Fund and HCA Securities and definitions not otherwise set forth herein. The second part contains provisions applicable to all employees of Harbor Capital Advisors, Inc. ("Harbor Capital") as well as to access persons of Harbor Fund and HCA Securities who are also access persons of Harbor Capital. The third part of this Code of Ethics contains provisions relating exclusively to the disinterested Trustees of Harbor Fund. The fourth part contains record keeping and other miscellaneous provisions.

       The Board of Trustees of Harbor Fund and the Board of Directors of HCA Securities have determined that the high standards established by Harbor Capital may, without change, be appropriately applied by Harbor Fund and HCA Securities to those access persons of Harbor Fund who are also access persons of Harbor Capital and, accordingly, may have opportunities for knowledge of and, in some cases, influence over, Harbor Fund portfolio transactions. In the experience of Harbor Fund, trustees who are unaffiliated with Harbor Capital (i.e., disinterested Trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by Harbor Fund. Therefore, this Code of Ethics contains separate provisions exclusively applicable to such disinterested Trustees.

       A.     STATEMENT OF GENERAL PRINCIPLES

              It is the policy of Harbor Fund and HCA Securities that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17 (j) of the Investment Company Act of 1940, as amended ( the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Harbor Fund and HCA Securities is, and has been, that each access person shall place at all times the interests of Harbor Fund and its shareholders first. Each access person must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Harbor Fund. Each access person must not take advantage of his or her position of trust and responsibility with Harbor Fund or HCA Securities and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Harbor Fund.

              Accordingly, private financial transactions by access persons of Harbor Fund and HCA Securities must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility.

              Without limiting in any manner the fiduciary duty owed by access persons to Harbor Fund or the provisions of this Code of Ethics, it should be noted that Harbor Fund and HCA Securities considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by Harbor Fund; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and





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              limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved, and with an investment, rather than a short-term trading, outlook. In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated.

              It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to Harbor Fund.

       B.     LEGAL REQUIREMENTS

              Section 17 (j) the 1940 Act provides, among other things, that it is unlawful for any affiliated person of Harbor Fund or HCA Securities to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by Harbor Fund in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17 (j), the Commission has adopted rule 17j-1 which states that it is unlawful for any affiliated person of Harbor Fund or HCA Securities in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by Harbor Fund:

              1.     To employ any device, scheme or artifice to defraud Harbor
                     Fund;

              2. To make to Harbor Fund any untrue statement of a material fact or omit to state to Harbor Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

              3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Harbor Fund; or

              4. To engage in any manipulative practice with respect to Harbor Fund.

       C.     DEFINITIONS

              For purposes of this Code of Ethics, the following definitions shall apply:

              1. The term "access person" with respect to Harbor Fund shall mean any trustee, officer or advisory person (as defined below) of Harbor Fund. The term "access person" with respect to Harbor Capital shall mean any director, officer or advisory person (as defined below) of Harbor Capital and any other employee of Harbor Capital designated an "access person" by the Chief Executive Officer of Harbor Capital. The term "access person" with respect to HCA Securities shall mean any director or officer of HCA Securities who, in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of covered securities by Harbor Fund, or whose functions or duties in the




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                     ordinary course of business relate to the making of any
                     recommendation to Harbor Fund regarding the purchase or sale of covered securities.

              2. The term "advisory person" shall mean (i) every employee of Harbor Fund and Harbor Capital (or of any company in control relationship to Harbor Fund and Harbor Capital ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by Harbor Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Harbor Fund and Harbor Capital who obtains information concerning recommendations made to Harbor Fund with regard to the purchase or sale of a security. The term "advisory person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser to Harbor Fund that is not otherwise affiliated with Harbor Capital.

              3. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph
                     (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law) but the presumption of such beneficial ownership may be rebutted;
                     (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and
                     (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

              4. The term "control" shall mean the power to exercise a controlling influence over the management or policies or Harbor Fund or Harbor Capital, unless such power is solely the result of an official position with Harbor Fund or Harbor Capital, all as determined in accordance with
                     Section 2 (a) (9) of the 1940 Act.

              5. The term "disinterested Trustee" shall mean a trustee of Harbor Fund who is not an "interested person" of Harbor Fund within the meaning of Section 2 (a) (19) of the 1940 Act.



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              6.     The term "Harbor Fund" shall mean Harbor Fund, the Delaware business trust, and any series of Harbor Fund. The term
                     "HCA Securities" shall mean HCA Securities, Inc., Harbor Fund's distributor and principal underwriter.

              7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

              8. The term "purchase" shall include the writing of an option to purchase.

              9. The term "Review Officer" shall mean the officer of Harbor Fund designated from time to time by the Board of Trustees of Harbor Fund to receive and review reports of purchases and sales by access persons of either Harbor Fund or HCA Securities. The term "Alternate Review Officer" shall mean the officer of Harbor Fund designated from time to time by the Board of Trustees of Harbor Fund to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Office.

              10. The term "sale" shall include the writing of an option to sell.

              11.    The term "security" shall have the meaning set forth in
                     Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than shares of Harbor Fund, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Board of Trustees.

              12. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

              13. The term "significant remedial action" shall mean any action that has a material financial effect upon the access person, such as removing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

II. RULES APPLICABLE TO ACCESS PERSONS OF HARBOR FUND AND HCA SECURITIES WHO ARE ALSO ACCESS PERSONS OF HARBOR CAPITAL

       A.     INCORPORATION OF HARBOR CAPITAL'S CODE OF ETHICS

              1. The provisions of the Code of Ethics of Harbor Capital, which is attached as Appendix A hereto, are incorporated herein by reference as Harbor Fund's and HCA Securities' Code of Ethics applicable to access persons (other than the




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                     Disinterested Trustees) of Harbor Fund and HCA Securities
                     who are also access persons of Harbor Capital.

              2. A violation of Harbor Capital's Code of Ethics shall constitute a violation of this Code of Ethics.

       B.     REPORTS

              Access persons of Harbor Fund and/or HCA Securities who are access persons of Harbor Capital shall file the reports required under Harbor Capital's Code of Ethics with the Review Officer and, if the Review Officer is an access person of Harbor Fund, he or she shall submit his or her reports to the Alternate Review Officer.

III.   RULES APPLICABLE TO DISINTERESTED TRUSTEES

       A.     PROHIBITED ACTIVITIES

              While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

              1. No disinterested Trustee may profit by securities transactions of a short-term trading nature (including market timing) involving shares of Harbor Fund. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Harbor Fund (excluding the Harbor Money Market Fund and Short Duration
                     Fund) within thirty (30) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer of Harbor Capital. This restriction shall also not apply to purchase and sales of shares of Harbor Fund pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan.

              2. No disinterested Trustee shall, directly or indirectly, purchase or sell securities in such a way that the disinterested Trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for Harbor Fund, or otherwise personally act to injure Harbor Fund's securities transactions.

              3. No disinterested Trustee shall use the knowledge of securities purchased or sold by Harbor Fund or securities being considered for purchase or sale by Harbor Fund to profit personally, directly or indirectly, by the market effect of such transactions.


              4. No disinterested Trustee shall, directly or indirectly, communicate to any person who is not an access person of Harbor Fund any material non-public information relating to Harbor Fund or any issuer of any security owned by Harbor Fund, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of Harbor Fund.

       B.     EXEMPT TRANSACTIONS AND CONDUCT



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              The Statement of General Principles and the Prohibited Activities
              set forth in the above Section I, Paragraph A and Section III, Paragraph A, respectively, shall not be deemed to be violated by any of the following transactions:

              1. Purchases or sales for an account over which the disinterested Trustee has no direct or indirect influence or control;

              2. Purchases or sales which are non-volitional on the part of the disinterested Trustee;

              3. Purchases which are part of an automatic dividend reinvestment plan;

              4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the disinterested Trustee from the issuer, and sales of such rights so acquired;

              5. Tenders of securities pursuant to tender offers which are expressly condition on the tender offer's acquisition of all of the securities of the same class; and

              6. Purchases or sales for which the disinterested Trustee has received prior written approval from the Review Officer for Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics, Section 17 (j) of the 1940 Act and Rule 17j-1 thereunder.

       C.     PERSONAL REPORTING REQUIREMENTS

              No disinterested Trustee shall be required to submit to Harbor Fund a report of any securities transactions during each quarterly period in which such Trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security (whether or not one of the exemptions listed in Section B applies) unless such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of Harbor Fund, should have know that, during the fifteen (15) day period immediately preceding the date of the transaction by the Trustee such security was purchased or sold by Harbor Fund or such security was being considered by Harbor Fund or Harbor Capital for purchase or sale by Harbor Fund. Any required report shall be in the form annexed hereto as Form II, or in similar form (such as a computer printout) and shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction (s) to which the report relates was effected.

       D.     ANNUAL CERTIFICATION OF COMPLIANCE

              All disinterested Trustees shall certify annually on the form annexed hereto as Form IV that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto,
              (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

       E.     JOINT PARTICIPATION





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                                                         CODE OF ETHICS - PAGE 6

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              Disinterested Trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which Harbor Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

IV.    MISCELLANEOUS

       A.     RECORDKEEPING REQUIREMENTS

              Harbor Fund and HCA Securities shall maintain and preserve in an easily accessible place:

              1. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

              2. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

              3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place;

              4. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics; and

              5. the names of each person who is serving or who has served as Review Officer or Alternative Review Officer within the past five years.

       B.     CONFIDENTIALITY

              All information obtained from any access person hereunder shall be kept in strict confidence by Harbor Fund, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

       C.     ANNUAL REVIEW BY THE BOARD OF TRUSTEES

              The President of each of Harbor Fund, Harbor Capital and HCA Securities must prepare an annual report to Harbor Fund's Board of Trustees setting forth the following information relating to compliance with this Code of Ethics during the previous year:

              1. A summary of existing procedures concerning personal investing and, for the Board's approval, any changes in the procedures made during the past year, provided however, that any material change to this Code of Ethics must be presented to the Board for approval within six months of such change;

              2. A report of any violations requiring significant remedial action during the past year; and



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              3.     A summary of any recommended changes, for the Board's
                     approval, in existing restrictions or procedures based upon Harbor Fund's, Harbor Capital's or HCA Securities' experience under their respective codes of ethics, evolving industry practices or developments in applicable laws or regulations.

              4. A certification that Harbor Fund, Harbor Capital and HCA Securities have each adopted procedures which are reasonably necessary to prevent access persons from violating their respective codes of ethics.

       D.     DISCLOSURE OF PERSONAL SECURITIES TRANSACTIONS

              Harbor Fund undertakes to include in its Registration Statement disclosure relating to whether access persons are permitted to engage in personal securities transactions and the general restrictions and procedures by which access persons are governed in those transactions.

       E.     THE SUBADVISERS TO HARBOR FUND

              The Board of Trustees recognizes that the portfolio of each series of Harbor Fund is managed by a Subadviser that is not otherwise affiliated with Harbor Capital. Each such Subadviser is subject to its own code of ethics, which must be approved by the Board of Trustees when the Subadviser is initially engaged. Each Subadviser is also required to inform the Board of any material change to the Subadviser's Code of Ethics promptly. The Board of Trustees is required to approve any material change to the Subadviser's Code of Ethics within six months of such change.

              Each Subadviser is required to submit quarterly to the Review Officer a report on Form V that there have been no violations of the Subadviser's code of ethics during the most recent calendar quarter. If there have been any violations of the Subadviser's code of ethics, the Subadviser must submit on Form VI a report of such violations and what remedial action, if any, was taken.

              Each Subadviser must also certify that it has adopted procedures reasonably necessary to prevent its access persons (as that term is defined in Rule 17j-1) from violating its code of ethics.

              A copy of Harbor Fund's Code of Ethics must be supplied to each Subadviser at the time that the Subadviser's services are engaged on behalf of a series of Harbor Fund.

       F.     AMENDMENT TO THE CODE OF ETHICS

              Any material amendment to this Code of Ethics or to Harbor Capital's Code of Ethics must be approved by the Board of Trustees within six months of such amendment. Any amendment to Harbor Capital's Code of Ethics shall be deemed an amendment to this Code of Ethics effective thirty (30) days after written notice of each amendment shall have been received by the Secretary of Harbor Fund, unless Harbor Fund's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.




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       G.     INTERPRETATION

              Harbor Fund's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.


RESTATED EFFECTIVE:  SEPTEMBER 2001
FURTHER REVISED:  JANUARY 2004



















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                                   APPENDIX A

                                   ----------



                          HARBOR CAPITAL ADVISORS, INC.

                                 CODE OF ETHICS

I.     INTRODUCTION

       This Code of Ethics applies to all employees of Harbor Capital, including all officers and directors of Harbor Capital. While this Code of Ethics applies to all employees, it imposes heightened responsibilities and restrictions on those employees who have been designated access persons and investment personnel because their positions involve greater access to information concerning Harbor Fund's investments. In addition, this Code of Ethics not only covers personal securities transactions by employees but also those transactions where the employee is deemed to be the beneficial owner of the securities, such as transactions by the employee's immediate family members who share the same household with the employee.

       Sections I through V.A.1, and Sections V.B, VI.A, VI.B, VI.E, VI.F.,
       VIII. and IX of this Code of Ethics apply to those employees who have not been designated either an access person or investment professional. Except as otherwise noted, the entire Code of Ethics applies to those employees who have been designated as access persons or investment professionals.

II.    STATEMENT OF GENERAL PRINCIPLES

       The fundamental position of Harbor Capital is, and has been, that each of its employees owe a fiduciary duty to the clients of Harbor Capital to place the interests of those clients above the employees' own interests. All Harbor Capital employees must conduct their activities and carryout their responsibilities at all times in accordance with the following standards:

       - Each employee shall place at all times the interests of each client of Harbor Capital first. In particular, each employee must avoid serving his or her own personal interests ahead of the interests of Harbor Capital clients.

       - Each employee must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Harbor Capital clients.

       - Each employee must not take advantage of his or her position of trust and responsibility at Harbor Capital and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Harbor Capital clients.

       In addition, it is the policy of Harbor Capital that no employee shall engage in any act, practice or course of conduct that would violate any applicable federal securities laws, including the Investment Advisers Act. Furthermore, with respect to those clients that are Investment Companies, no access person shall engage in any act, practice or course of conduct that would violate Section 17 (j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder.






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       These policies reflect Harbor Capital's desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. Harbor Capital's business is one dependent upon public confidence. The mere appearance or possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could tarnish Harbor Capital's name and damage its reputation to the detriment of all those with whom we do business.

       Accordingly, private financial transactions by employees of Harbor Capital must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the person's position of trust and responsibility through their association with Harbor Capital. In making personal investment decisions with respect to any security, extreme care must be exercised by all employees to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

       Without limiting in any manner the fiduciary duty owed by employees to each client of Harbor Capital or the provisions of this Code of Ethics, it should be noted that Harbor Capital considers it proper that purchases and sales be made by its personnel in the marketplace of securities owned by the clients of Harbor Capital; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, for access persons, with an investment rather than short-term trading outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

       It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an employee of his or her fiduciary duty to any client of Harbor Capital.

       Harbor Capital encourages all employees to contact their supervisor, the Review Officer or the Chief Compliance Officer with any questions they may have about this Code of Ethics. Harbor Capital also encourages all employees to contact their supervisor, the Review Officer or the Chief Compliance Officer if they have even the slightest question about the propriety of any action or transaction before engaging in either.




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III.   LEGAL REQUIREMENTS

       Employees of Harbor Capital are also subject to the following restrictions imposed by the 1940 Act. Rule 17j-1 under the 1940 Act makes it unlawful for any affiliated person of Harbor Capital, which includes all employees, in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by an Affiliated Mutual Fund

       A. to employ any device, scheme or artifice to defraud an Affiliated Mutual Fund;

       B. to make to an Affiliated Mutual Fund any untrue statement of a material fact or omit to state to an Affiliated Mutual Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

       C. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Affiliated Mutual Fund; or

       D. to engage in any manipulative practice with respect to an Affiliated Mutual Fund.

IV.    DEFINITIONS

       For purposes of this Code of Ethics, the following definitions shall apply:

       A. The term "access person" shall mean (i) all directors and officers of Harbor Capital and (ii) any employee of Harbor Capital who has access to nonpublic information regarding any clients' purchase or sale of securities (as defined below) or nonpublic information regarding the portfolio holdings of any Affiliated Mutual Fund or who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic. The term "access person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser engaged by Harbor Capital on behalf of any client, including the Affiliated Mutual Funds, that is not otherwise affiliated with Harbor Capital.

       B.     The term "Harbor Capital" shall mean Harbor Capital Advisors, Inc.

       C. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

              1. ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);





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                                                        CODE OF ETHICS - PAGE 12

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              2.     the person's partnership interest in the portfolio
                     securities held by a general or limited partnership;

              3. the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account;

              4. the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

              5. the person's interest in securities held by a trust under certain circumstances; and

              6. the conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

       D. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Harbor Capital, unless such power is solely the result of an official position with Harbor Capital, all as determined in accordance with Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "1940 Act")

       E The term "employee" shall mean all directors, officers and employees of Harbor Capital.

       F. The term "Affiliated Mutual Fund" shall mean a management investment company registered as such under the 1940 Act and for which Harbor Capital or its affiliates is the investment adviser. The term shall include Harbor Fund.

       G. The term "investment personnel" shall mean all portfolio managers of Harbor Capital and other advisory persons who assist the portfolio managers in making investment decisions for any client, including, but not limited to, analysts and traders of Harbor Capital.

       H The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

       I. The term "purchase" shall include the writing of an option to purchase.

       J. The term "Review Officer" shall mean the officer or employee of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

       K.     The term "sale" shall include the writing of an option to sell.

       L. The term "security" shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act (i.e., generally any interest or instrument commonly known as a





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                                                        CODE OF ETHICS - PAGE 13

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              `security' such as a stock, bond, note or option on securities or securities indices), except that it shall not include

              (i) Direct obligations of the Government of the United States;

              (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

              (iii) Shares issued by money market funds;

              (iv) Shares issued by open-end funds other than Affiliated Mutual Funds; and

              (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

       M. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

       N. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.     SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

       A.     PROHIBITED ACTIVITIES

              While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

              1. All EMPLOYEES shall avoid profiting by securities transactions of a short-term trading nature (including market timing) involving shares of an Affiliated Mutual Fund. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of an Affiliated Mutual Fund (excluding the Harbor Money Market Fund and Short Duration Fund or similar short-term fixed income fund) within thirty (30) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer. This restriction shall also not apply to purchase and sales of shares an Affiliated Mutual Fund pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, which includes purchases of shares of an Affiliated Mutual Fund through automatic contributions to an employer sponsored retirement or employee benefit plan.

              2. No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the ACCESS PERSON knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of Harbor Capital, or otherwise personally act to injure any client's securities transactions;




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                                                        CODE OF ETHICS - PAGE 14

              3. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client of Harbor Capital or securities being considered for purchase or sale by any client of Harbor Capital to profit personally, directly or indirectly, by the market effect of such transactions;

              4. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an ACCESS PERSON any material non-public information relating to any client of Harbor Capital or any issuer of any security owned by any client of Harbor Capital, including, with limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client of Harbor Capital, except to the extent necessary to effectuate securities transactions on behalf of the client of Harbor Capital;

              5. No ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Harbor Capital has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

              6. NO ACCESS PERSONS shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of client;

              7. NO ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Harbor Capital that the board service would be consistent with the interests of clients. Where board service is authorized, ACCESS PERSONS serving as directors normally should be isolated from those persons making investment decisions through "Chinese Wall" or other procedures. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to materially interfere with the effective discharge of responsibilities to Harbor Capital and its clients;

              8. INVESTMENT PERSONNEL shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities (excluding shares of an Affiliated Mutual Fund) within sixty (60) calendar days. Transactions in shares of an Affiliated Mutual Fund are covered by Section V.A.1 above;

              9. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer;

              10. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;







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                                                        CODE OF ETHICS - PAGE 15

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              11.    INVESTMENT PERSONNEL shall not recommend any securities
                     transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to Harbor Capital, including without limitation:

                     (I) his or her beneficial ownership of any securities of such issuer;

                     (II) any contemplated transaction by such person in such securities;

                     (III)  any position with such issuer or its affiliates; and

                     (IV) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                     Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

              12. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven
                     (7) calendar days before and after client has purchased or sold such security.

       B.     EXEMPT TRANSACTIONS AND CONDUCT

              This Code of Ethics shall not be deemed to be violated by any of the following transactions:

              1. Purchases or sales for an account over which the EMPLOYEE or ACCESS PERSON has no direct or indirect influence or control;

              2. Purchases or sales which are non-volitional on the part of the EMPLOYEE or ACCESS PERSON;

              3. Purchases which are part of an automatic dividend reinvestment plan;

              4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the ACCESS PERSON from the issuer, and sales of such rights so acquired;

              5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

              6. Purchases or sales for which the EMPLOYEE, ACCESS PERSON or INVESTMENT PERSONNEL has received prior written approval from Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics, the Investment Advisers Act and Rule 204A-1 thereunder and Section 17 (j) of the 1940 Act and rules thereunder; and





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                                                        CODE OF ETHICS - PAGE 16

              7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that Harbor Capital may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of its clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

VI.    COMPLIANCE PROCEDURES

       A.     OWNERSHIP OF SHARES OF AN AFFILIATED MUTUAL FUND

              Every EMPLOYEE who beneficially owns shares of an Affiliated Mutual Fund is required to own such shares either:

              (I) directly with the Affiliated Mutual Fund in the name of the employee or in the name of an immediate family member (or other person or entity whose direct ownership causes the employee to be deemed to be the beneficial owner of the shares),

              (II)   through the Harbor Capital retirement plan, or

              (III) through a retirement or employee benefit plan sponsored by a family member's employer to the extent the EMPLOYEE is the beneficial owner of the shares as a result of the ownership of the shares by that family member.

              Every EMPLOYEE who is not an access person shall submit to Harbor Capital on Form I a list of the persons (other than the employee) who are the record owners of the shares of an Affiliated Mutual Fund which are beneficially owned by the EMPLOYEE and the associated account numbers or name of employer sponsoring the retirement or employee benefit plan. Every EMPLOYEE is required to notify the Review Officer in writing within thirty (30) days of any change to that list, including the addition of new persons to the list. ACCESS PERSONS are required to provide Harbor Capital with this information in the manner set forth in Section IV. D below.

       B.     PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

              Every ACCESS PERSON shall be required to submit on Form III their intent to trade in securities (other than trades in shares of an Affiliated Mutual Fund which are covered by the following sentence) for their own account to the Review Officer. In addition, every EMPLOYEE (including ACCESS PERSONS) pre-clearance of a transaction involving an Affiliated Mutual Fund prohibited by
              Section V.A.1. above shall be required to submit on Form III their intent to engage in such a transaction.

              The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond to the ACCESS PERSONS or EMPLOYEES submitting such intent to trade forms in writing. If the Review Officer does not respond in writing within two (2) business days following the date of submission, the trade may be considered "pre-cleared" and the ACCESS PERSON or EMPLOYEE may execute such "pre-cleared" trade anytime within two (2) business days following the lapse of the Review Officer's two day period. If four (4) business days have elapsed, not including the day the form was submitted, and the ACCESS PERSON'S or EMPLOYEE'S trade has not



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                                                        CODE OF ETHICS - PAGE 17
              been executed, "pre-clearance" will lapse and the ACCESS PERSON and EMPLOYEE may not trade without violating this pre-clearance provision. The ACCESS PERSON and EMPLOYEE will be required to submit another Form III and have the intended trade "pre-cleared" again.

       C.     RECORDS OF SECURITIES TRANSACTIONS

              Upon the written request of the Review Officer, an ACCESS PERSON is required to direct his or her brokers to supply to Harbor Capital on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the ACCESS PERSON has a beneficial ownership interest.

       D.     PERSONAL REPORTING REQUIREMENTS

              1. Each ACCESS PERSON shall submit to Harbor Capital a report in the form annexed hereto as Form II or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI, Paragraph D as to all securities transactions during each quarterly period, in which such ACCESS PERSON has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security. This reporting requirement is satisfied if Harbor Capital receives duplicate statements from the ACCESS PERSON'S brokers which document all transactions during the period which would be required to be reported on Form I.

                     If an EMPLOYEE is the beneficial owner of shares of an Affiliated Mutual Fund which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan in accordance with subparagraph (iii) of
                     Section VI, Paragraph A, the EMPLOYEE shall submit to Harbor Capital a report in the form annexed hereto as Form II or in similar form which report shall set forth the information described in subparagraph 2 of this Section, VI, Paragraph D solely as to transactions in shares of an Affiliated Mutual Fund. The EMPLOYEE is not required to include in this report transactions in shares of Harbor Money Market Fund and Harbor Short Duration Fund (or similar short-term fixed income fund) and purchases and sales pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, including purchases through automatic contributions to the retirement or employee benefit plan. If no transactions in any Affiliated Mutual Fund shares required to be reported were effected during a quarterly period, such EMPLOYEE shall submit to Harbor Capital a report on Form II within the time-frame specified below stating that no reportable securities transactions were effected.

              2.     Every report on Form II shall be made not later than thirty
                     (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

                     (I) the date of each transaction, the title, class, the interest rate and maturity date (if applicable) and number of shares, and the principal amount of each security involved;





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                                                        CODE OF ETHICS - PAGE 18

                     (II) the nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                     (III)  the price at which each transaction was effected;

                     (IV) the name of the broker, dealer or bank with or through whom each transaction was effected; and

                     (V) the date that the report was submitted by the ACCESS PERSON.

                     provided, however, that an ACCESS PERSON is not required to report transactions in shares of an Affiliated Mutual Fund which are held in accordance with Section VI. A above in any account which (i) the ACCESS person has established directly with the Affiliated Mutual Fund in his or her name or has been established directly with the Affiliated Mutual Fund in the name of another person (e.g. spouse or other immediate family member) and which has previously been disclosed to Harbor Capital in the ACCESS PERSON'S initial or annual holdings report; or (ii) the ACCESS PERSON owns through a Harbor Capital retirement plan.

                     The ACCESS PERSON is required to report transactions in shares which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan in accordance with subparagraph (iii) of Section VI, Paragraph A. However, the ACCESS PERSON is not required to report transactions in shares of Harbor Money Market Fund and Harbor Short Duration Fund (or similar short-term fixed income fund) and purchases and sales pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, including purchases through automatic contributions to the retirement or employee benefit plan.

                     If no transactions in any securities required to be reported were effected during a quarterly period by an ACCESS PERSON such ACCESS PERSON shall submit to Harbor Capital a report on Form II within the time-frame specified above stating that no reportable securities transactions were effected. However, if an ACCESS PERSON has provided for Harbor Capital to receive all of his or her brokerage statements and confirmations with respect to all accounts over which he or she has beneficial ownership, that ACCESS PERSON is not required to submit a report indicating there were no reportable securities transactions during that quarterly period.

              3. Every ACCESS PERSON shall report to Harbor Capital, no later than 30 days after the end of each quarter, with respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

                     (I) the name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                     (II)   the date that the account was established; and

                     (III) the date that the report was submitted by the ACCESS PERSON.





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                                                        CODE OF ETHICS - PAGE 19

              4. Every report concerning a securities transaction prohibited under the Statement of General Principles or Prohibited Activities set forth in Section II or Section V, Paragraph A, respectively, with respect to which the reporting person relies upon one of the exceptions provided in Section V, Paragraph B shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

       E.     DISCLOSURE OF PERSONAL HOLDINGS

              Each ACCESS PERSON shall submit to Harbor Capital an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information (with such information current as of a date not more than 45 days prior to the date the person becomes an ACCESS PERSON):

              1. The title, number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON;

              2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

              3.     The date that the report was submitted by the ACCESS
                     PERSON.

              Each ACCESS PERSON shall submit to Harbor Capital an annual holdings report which contains the following information (with such information current as of a date not more than 45 days prior to the date the report is submitted):

              1. The title, number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

              2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held for the direct or indirect benefit of the ACCESS PERSON; and

              3.     The date that the report was submitted by the ACCESS
                     PERSON.

              If an EMPLOYEE is the beneficial owner of shares of an Affiliated Mutual Fund which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan in accordance with subparagraph (iii) of Section VI, Paragraph A, the EMPLOYEE shall submit to Harbor Capital initial and annual holdings reports in the manner set forth above for access persons which disclose the beneficial ownership of shares of an Affiliated Mutual Fund held through the non-Harbor Capital retirement or employee benefit plan. In place of disclosing the name of any broker, dealer or bank with whom the account was maintained, the employee shall disclose the name of the





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                                                        CODE OF ETHICS - PAGE 20
              employer sponsoring each retirement or employee benefit plan in which shares of the Affiliated Mutual Fund are held.

       F.     INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

              All EMPLOYEES shall certify initially upon commencement of employment and annually thereafter on the form annexed hereto as Form IV that they:

              1. have read and understand this Code of Ethics and recognize that they are subject hereto:

              2.     have complied with the requirements of this Code of Ethics:
                     and

              3. have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.









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                                                        CODE OF ETHICS - PAGE 21

       G.     JOINT PARTICIPATION

              ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Affiliated Mutual Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

VII.   REVIEW OF REPORTS

              Harbor Capital has established the following policies and procedures to ensure that the reports submitted by employees pursuant to this Code of Ethics are reviewed on a quarterly basis and that potential violations of this Code of Ethics are identified and appropriately addressed.

              1. Harbor Capital has adopted a Policy to Monitor Employee Investment Accounts for Inappropriate Trading Activities which requires certain officers and managers of Harbor Capital, including the Review Officer (collectively, the "Market Timing Review Officers"), to meet on a quarterly basis to review transactions in all accounts which are beneficially owned by an EMPLOYEE for short-term trading in Affiliated Fund Shares in violation of the Code of Ethics. This review includes a review of reports submitted by employees pursuant to this Code of Ethics which identify transactions in Affiliated Fund Shares which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan. The Market Timing Review Officers are required to certify on an annual basis that no market timing activity in Affiliated Mutual Funds has occurred in accounts which are beneficially owned by EMPLOYEES. If market timing or inappropriate trading activity is found, the Market Timing Review Officers shall notify the President and Chief Compliance Officer of Harbor Capital and the board of trustees of the Affiliated Mutual Fund involved.

              2. On a quarterly basis, the REVIEW OFFICER shall compare the reported personal securities transactions by ACCESS PERSONS with initial and annual holding reports submitted by ACCESS PERSONS to determine whether all personal securities transactions have been reported and pre-cleared, if pre-clearance is required, during the applicable quarter. If it is determined that a particular personal securities transaction has not been reported and pre-clearance of such transaction was required, the Review Officer shall review the identified transaction against transactions in the same security which were held by clients of Harbor Capital, including the Affiliated Mutual Funds, during that quarter to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

              3. If the REVIEW OFFICER determines that a violation of this Code of Ethics has or may have occurred, he or she shall submit a written determination, together with the related report by the ACCESS PERSON or EMPLOYEE and any additional explanatory material provided by the ACCESS PERSON or EMPLOYEE to the PRESIDENT and CHIEF COMPLIANCE OFFICER of Harbor Capital, who shall make an








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                                                        CODE OF ETHICS - PAGE 22
                     independent determination of whether a violation has occurred. If the PRESIDENT or CHIEF COMPLIANCE OFFICER determine that a violation has occurred, the board of trustees and chief compliance officer or any affected Affiliated Mutual Fund shall be informed of such violation promptly.

VIII.  REPORTING VIOLATIONS

       If any EMPLOYEE becomes aware of what he or she believes may be a violation of this Code of Ethics by that employee or any other employee, the EMPLOYEE is required to report that violation to the CHIEF COMPLIANCE OFFICER of Harbor Capital promptly. If the CHIEF COMPLIANCE OFFICER is not available, the employee should report to the REVIEW OFFICER promptly. The REVIEW OFFICER is responsible for making the CHIEF COMPLIANCE OFFICER aware of any such report which the REVIEW OFFICER has received. Harbor Capital encourages EMPLOYEES to talk with the Chief Compliance Officer or Review Officer if they are unsure as to whether something would be considered a violation of this Code of Ethics.

IX.    SANCTIONS

       Any violation of this Code of Ethics shall result in the imposition of such sanctions as Harbor Capital may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension or demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

       The sanction of disgorgement of any profits realized may be imposed for any of the following violations:

       A. Violation of the prohibition against EMPLOYEES profiting from short-term transactions in shares of an Affiliated Mutual Fund where an exception is not available;

       B. Violations of the prohibition against INVESTMENT PERSONNEL profiting from securities transactions of a trading nature;

       C. Violation of the prohibition against ACCESS PERSONS, directly or indirectly, executing a personal securities transaction on a day during which an Affiliated Mutual Fund in his or her complex has a pending "buy" or "sell" order; or

       D. Violation of the prohibition against PORTFOLIO MANAGERS, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after an Affiliated Mutual Fund has purchased or sold such security.






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                                                        CODE OF ETHICS - PAGE 23

X.     RECORDKEEPING REQUIREMENTS

       Harbor Capital shall maintain and preserve in an easily accessible place:

       A. A copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years.

       B. A record of all initial and annual certifications (Form IV) submitted by each person who is currently, or who has been within the past five years, an employee of Harbor Capital.

       C. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs.

       D. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place.

       E. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics and whether those persons were designated ACCESS PERSONS or INVESTMENT PERSONNEL.

       F. The names of each person who is serving or who has served as Chief Compliance Officer and Review Officer or Alternate Review Officer within the past five years.

XI.    MISCELLANEOUS

       A.     CONFIDENTIALITY

              All information obtained from any ACCESS PERSON hereunder shall be kept in strict confidence by Harbor Capital, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

       B.     NOTICE TO EMPLOYEES

              Harbor Capital shall provide all EMPLOYEES with a copy of the Code of Ethics and any amendments thereto and shall inform all employees of their respective duties and responsibilities under the Code. Harbor Capital shall identify all persons who are considered to be "ACCESS PERSONS," "INVESTMENT PERSONNEL" and "PORTFOLIO MANAGERS," inform such persons of their respective specific duties and responsibilities under this Code of Ethics.



EFFECTIVE:  AUGUST 2002
REVISED:  JANUARY 2004
FURTHER REVISED:  NOVEMBER 2004







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                                                        CODE OF ETHICS - PAGE 24

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM I

                    FOR EMPLOYEES WHO ARE NOT ACCESS PERSONS

            IDENTITY OF PERSONS OWNING AFFILIATED MUTUAL FUND SHARES



Every report on Form I shall be made not later than ten (10) days after the commencement of the employee's employment. An amended Form II shall be submitted to the Review Officer within thirty (30) days after any change in the information contained in this Form I occurs.

List the full names of each person other than yourself who owns shares of an Affiliated Mutual Fund that you would be deemed to be the beneficial owner of. Also provide the account number for shares owned directly or, if shares are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan, the name of the employer sponsoring the plan and a brief description of the plan, such as whether it is a 401k plan:



         NAME OF PERSON                ACCOUNT NUMBER(s)/PLAN INFORMATION
         --------------                ----------------------------------

1.

2.

3.

4.

5.



I certify that this Form I contains a true statement of the identities of the persons (other than myself) who own shares of an Affiliated Mutual Fund which I would be deemed to be the beneficial owner of.





                                        ----------------------------------------
                                        Name & Title


                                        ----------------------------------------
                                        Date












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                                                        CODE OF ETHICS - PAGE 25

                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM II

                          POST-TRADE MONITORING REPORT



Every report on Form II shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which Form II relates was effected and shall contain the following information, current as of a date not more than 45 days prior to the date the report is submitted:

1. The date of each transaction, the title, class and number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security involved.




2. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition).




3.     The price at which each transaction was effected.




4. The name of the broker, dealer or bank with or though whom each transaction was effected.




5. If no transactions in any securities required to be reported on this Form II during the most recent calendar quarter occurred, check this box and sign below:

I certify that this Form II contains a true statement of my personal securities transactions during the most recent calendar quarter.





                                                --------------------------------
                                                Name & Title


                                                --------------------------------
                                                Date











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                                                        CODE OF ETHICS - PAGE 26

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                    FORM III

                PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS


Pursuant to Section II of Harbor Fund's and HCA Securities' Code of Ethics, all EMPLOYEES and ACCESS PERSONS (except the Fund's disinterested Trustees) are required to submit FORM III prior to trading for their own account, including accounts over which they have beneficial ownership.

For EMPLOYEES who are not ACCESS PERSONS, pre-clearance is required only for transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Harbor Fund within thirty (30) calendar days (excluding the Harbor Money Market Fund and Harbor Short Duration Fund and excluding purchases and sales pursuant to an automatic dividend reinvestment plan, an automatic investment, exchange or withdrawal plan).

For ACCESS PERSONS, pre-clearance is required for all securities transactions except transactions in shares of Harbor Fund which are covered by the same pre-clearance requirement applicable to EMPLOYEES who are not ACCESS PERSONS described above.


1.     Name and title of EMPLOYEE or ACCESS PERSON:





2.     Title and amount of the security for which pre-clearance is sought:





3.     Recommendation of Review Officer:





4.     Date and Signature of Review Officer:











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                                                        CODE OF ETHICS - PAGE 27

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM IV

                INITIAL AND ANNUAL CERTIFICATION OF ALL EMPLOYEES



I certify that I have received a copy of Harbor Fund's and HCA Securities, Inc.'s joint Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics; and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.



Date: ______________                         Name: _____________________________


                                             Title: ____________________________




















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                                                        CODE OF ETHICS - PAGE 28

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM V

                            CERTIFICATE OF SUBADVISER

                               CODE OF ETHICS AND
                     WRITTEN REPORT TO THE BOARD OF TRUSTEES
                                 OF HARBOR FUND

                                [SUBADVISER NAME]


[Subadviser], which serves as a subadviser to Harbor _______ Fund, hereby certifies to the Board of Trustees of Harbor Fund the following for the quarter ended __________________:

       1. [Subadviser] currently maintains a written Code of Ethics as required by Rule 17j-1 under the Investment Company Act of 1940, as amended, and that procedures have been put in place to reasonably prevent its access persons, as defined by the Rule, from violating the Code of Ethics;

       2. As required by Rule 17j-1, every access person of [Subadviser] currently files reports at least quarterly as to their personal securities transactions and annually as to their personal holdings. In addition, every access person who became an access person of [Subadviser] on or after March 1, 2000 has filed an initial holdings report.

       3. I have examined these initial, quarterly and annual reports and hereby certify that based upon my examination, I have concluded that no material code or procedure violations of the Code of Ethics by any access person occurred for the quarter ended
              ____________________.


                                        [SUBADVISER]

                                        By: ____________________________________


                                        Date: __________________________________









--------------------------------------------------------------------------------
                                                        CODE OF ETHICS - PAGE 29

                                   HARBOR FUND

                                     FORM VI

               SUBADVISER'S REPORT OF VIOLATION OF CODE OF ETHICS



If the subadviser is reporting a violation of its code of ethics in connection with the quarterly Certification of Subadviser on Form V, the subadviser must also report the following information:


1.     The provision of the subadviser's code of ethics that was violated:





2.     The date of the violation:





3. A complete description of the violation including a description of the securities and the quantity of the securities purchase or sold:





4. An explanation of how the violation may have affected the particular series of Harbor Fund:





5.     What remedial action was taken by the subadviser.











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                                                        CODE OF ETHICS - PAGE 30